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                                                                   EXHIBIT 23.05

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report dated October 31, 1997, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1997.

Deloitte & Touche LLP

Costa Mesa, California
June 10, 1998